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                                                                 EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-44141, Form S-3 No. 333-40451 and Form S-8 dated October 9,
1997) of Arden Realty, Inc. and in the related Prospectuses of our report dated February 2, 1999 (except for Note 7, as to which the date is March 9, 1999), with respect to the consolidated financial statements and schedule of Arden Realty, Inc. included in this Form 10-K for the year ended December 31, 1998.



                                                    /s/ Ernst & Young LLP



Los Angeles, California
March 23, 1999